UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  July 16, 2015
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400, Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (240) 631-3200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2015, the board of directors of the company amended and restated the company's senior management severance plan (the "plan"). The amendments:

•	extend the general term of the plan until December 31, 2020, subject to automatic one-year extensions unless the board elects to terminate the plan at least 90 days prior to the end of the term;

•	require that amendments to the plan that would adversely affect a participant be unanimously approved by the board of directors and consented to in writing by such participant;

•	prohibit any amendment that would affect a participant receiving benefits under the plan without the participant's consent; and

•	provide that any amendments to the plan made following a change of control shall not be effective for at least 18 months following such change of control.

A copy of the Second Amended and Restated Senior Management Severance Plan is attached hereto as Exhibit 10 and incorporated herein by reference. The foregoing description of the amended and restated plan is qualified in its entirety by reference to the full text of the plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10        Emergent BioSolutions Inc. Second Amended and Restated Senior Management Severance Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2015	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ A.B. Cruz III A.B. Cruz III Executive Vice President, General Counsel and Corporate Secretary